UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 28, 2025

Paragon 28, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40902 (Commission File Number)	27-3170186 (IRS Employer Identification No.)

14445 Grasslands Drive
Englewood, Colorado 80112
(Address of principal executive offices) (Zip Code)

(720) 912-1332
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On January 28, 2025, Paragon 28, Inc. (“Paragon 28” or the “Company” ), a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Zimmer, Inc. (“Parent”), a Delaware corporation and wholly owned subsidiary of Zimmer Biomet Holdings, Inc. (“Zimmer Biomet”), Gazelle Merger Sub I, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Parent, and, for certain provisions of the Merger Agreement, Zimmer Biomet. Subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of the Company’s common stock, par value $0.01 per share (“Company common stock”) (other than shares owned by the Company, Parent, Merger Sub or any of their respective subsidiaries (which shares will be canceled) and shares with respect to which appraisal rights are properly exercised and not withdrawn under Delaware law), will automatically be converted into the right to receive (i) $13.00 in cash, without interest (the “Merger Consideration”) and (ii) one contractual contingent value right pursuant to the CVR Agreement (as defined and described below, a “CVR”).

At or prior to the Effective Time, Parent, a rights agent and, for certain provisions, Zimmer Biomet will enter into the Contingent Value Rights Agreement in the form attached as Exhibit A to the Merger Agreement (the “CVR Agreement”).

Following the Effective Time, the Company’s securities will be delisted from the New York Stock Exchange and deregistered under the Securities of Exchange Act of 1934, as amended.

In addition, as of the Effective Time, each stock option to purchase shares of Company common stock (each, a “stock option”) that is outstanding and unexercised as of immediately prior to the Effective Time will vest and be canceled, with the holder thereof becoming entitled to receive, with respect to each share of Company common stock underlying such stock option, (i) an amount in cash, without interest, equal to the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price for such stock option, and (ii) one CVR, in each case subject to applicable withholding taxes.  Notwithstanding the foregoing, if the exercise price per share of Company common stock of such stock option is equal to or greater than the sum of the Merger Consideration and the maximum Milestone Payment (as defined in the CVR Agreement), such stock option will be canceled without any cash payment, CVR or other consideration being made in respect thereof, and if the exercise price per share of Company common stock of such stock option is equal to or greater than the Merger Consideration, but less than the sum of the Merger Consideration and the maximum Milestone Payment (as defined in the CVR Agreement), such stock option will be canceled and converted into the right to receive solely one CVR (where the amount payable pursuant to the CVR Agreement, if any, shall be reduced by the portion of such stock option’s per share exercise price that exceeds the Merger Consideration).

As of the Effective Time, each restricted stock unit with respect to Company common stock subject solely to time-based vesting conditions (“RSU”) that is outstanding as of immediately prior to the Effective Time will vest and be canceled, with the holder thereof becoming entitled to receive, with respect to each share of Company common stock subject to such RSU, (i) an amount in cash, without interest, equal to the Merger Consideration and (ii) one CVR, in each case subject to applicable withholding taxes.

As of the Effective Time, each restricted stock unit with respect to Company common stock subject to both performance-based and time-based vesting conditions (each, a “PSU”) that is outstanding as of immediately prior to the Effective Time will vest, as required pursuant to the award agreements applicable thereto, assuming attainment of performance goals at a level specified in the confidential disclosure letter delivered by the Company and will be canceled, with the holder thereof becoming entitled to receive, with respect to each share of Company common stock subject to such vested PSU, (i) an amount in cash, without interest, equal to the Merger Consideration and (ii) one CVR, in each case subject to applicable withholding taxes.

Finally, immediately prior to the Effective Time, the Company’s Employee Stock Purchase Plan will be terminated and all accumulated contributions of each participant thereunder will, to the extent not used to purchase shares of Company common stock in accordance with an accelerated exercise date pursuant to the terms and conditions of the Company’s Employee Stock Purchase Plan, be refunded to such participant as promptly as practicable following the Effective Time.

The consummation of the Merger is subject to certain closing conditions, including (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Company common stock (the “Stockholder Approval”), (ii) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) certain other foreign regulatory approvals and (iv) the absence of any legal restraints that have the effect of preventing the consummation of the Merger. Additionally, Parent and Merger Sub’s obligations to consummate the Merger is subject to the absence of a Material Adverse Effect (as defined in the Merger Agreement) on the Company having occurred since the date of the Merger Agreement.  Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the other party’s representations and warranties in the Merger Agreement (subject to certain materiality qualifiers) and the other party’s compliance in all material respects with its obligations under the Merger Agreement. Consummation of the Merger is not subject to a financing condition.

The Merger Agreement contains customary representations and warranties of each of Parent, the Company and Merger Sub relating to their respective businesses and certain matters related to the Merger Agreement. The Merger Agreement contains certain covenants, including covenants providing (i) for each of the parties to use reasonable best efforts to cause the transactions under the Merger Agreement to be consummated, (ii) for the Company to use reasonable best efforts to carry on its business in the ordinary course of business consistent with past practice during the interim period between the execution of the Merger Agreement and completion of the Merger, including using reasonable best efforts to preserve its business operations, and (iii) for the Company not to engage in certain kinds of transactions during that period without Parent’s consent.

The Merger Agreement obligates the Company to abide by customary “no-shop” restrictions on its ability to solicit alternative takeover proposals from third parties and to provide non-public information to and enter into discussions or negotiations with third parties regarding alternative takeover proposals. Notwithstanding this obligation, prior to the receipt of the Stockholder Approval, if the Company receives an unsolicited alternative takeover proposal that the Company’s Board of Directors determines in good faith (after consultation with the Company’s legal counsel and financial advisor) constitutes, or would reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement and summarized below) and that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, the Company may under certain circumstances furnish information to and engage in discussions or negotiations with the third party making such alternative takeover proposal. A “Superior Proposal” generally is any bona fide written takeover proposal to acquire 50% or more of the outstanding shares of Company common stock or of the assets of the Company and the Company’s subsidiaries, which proposal did not result from a breach of the “no-shop” restrictions and, in the good faith determination of the Company’s Board of Directors (after consultation with the Company’s legal counsel and financial advisor), is reasonably likely to be consummated in accordance with its terms and, if consummated, would result in a transaction more favorable from a financial point of view to the Company’s stockholders than the transactions under the Merger Agreement, taking into account changes to the Merger Agreement proposed by the Company in response thereto. Prior to the Company entering into a written definitive agreement for, or effecting a change in recommendation of the Company’s Board of Directors in connection with, a Superior Proposal, the Company must provide Parent with advance written notice of its intention to do so and Parent will generally have at least four business days after receipt of such notice to negotiate with the Company to make such adjustments in the terms and conditions of the Merger Agreement as would permit the Company’s Board of Directors not to enter into such a definitive agreement or change its recommendation.

The Merger Agreement contains certain customary termination rights for the Company and Parent, including a right to terminate the Merger Agreement if the Merger is not completed by November 28, 2025 (as such date may be extended to January 28, 2026, pursuant to the terms of the Merger Agreement, the “Outside Date”). The Merger Agreement further provides that, upon termination of the Merger Agreement under certain specified circumstances, including, among others, the Company’s termination of the Merger Agreement to enter into a written definitive agreement for a Superior Proposal or following a change in recommendation of the Company’s Board of Directors, the Company will be obligated to pay Parent a termination fee of $40 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Zimmer Biomet, Parent or any of their respective subsidiaries or affiliates. The representations and warranties of the parties contained in the Merger Agreement have been made solely for the benefit of the parties thereto. In addition, such representations and warranties (i) have been made only for purposes of the Merger Agreement, (ii) may be subject to limits or exceptions agreed upon by the contracting parties, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or other specific dates and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Zimmer Biomet, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Contingent Value Rights Agreement

At or immediately prior to the Effective Time, Parent, a rights agent and, for certain provisions of the CVR Agreement, Zimmer Biomet, will enter into the CVR Agreement, governing the terms of the CVRs to be received by the Company’s stockholders. The CVRs are not transferable except under certain limited circumstances, will not be evidenced by a certificate or other instrument and will not be registered or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in the Company, Zimmer Biomet, Parent, Merger Sub or any of their affiliates.

Each CVR represents the right to receive a cash payment of up to $1.00 per CVR. The cash payment will become payable upon achievement of Net Revenue (as defined in the CVR Agreement) in excess of $346 million during the period from January 1, 2026 through December 31, 2026 and will be determined linearly based on Net Revenue in excess of $346 million up to $361 million, with no payment being payable if Net Revenue during the applicable period is less than $346 million and  the full cash payment of $1.00 per CVR being payable if Net Revenue during the applicable period is at least $361 million.

There can be no assurance that the milestone will be achieved during the relevant period, and that the resulting milestone payments will occur.

The foregoing description of the CVR Agreement is not complete and is qualified in its entirety by reference to the Form of CVR Agreement, which is attached as Exhibit A to the Merger Agreement in Exhibit 2.1, and is incorporated herein by reference.

Voting Agreement

On January 28, 2025, concurrently with the execution of the Merger Agreement, Parent and Merger Sub entered into a voting agreement (the “Voting Agreement”) with Albert DaCosta, the Company’s Chairman, President and Chief Executive Officer, in his capacity as a stockholder of the Company, pursuant to which, among other things, Mr. DaCosta agreed to vote all of his shares of Company common stock beneficially owned (i) in favor of the adoption and approval of the Merger Agreement and approval of the Merger, (ii) against any takeover proposal from a third party and (iii) against any other action that is intended or could reasonably be expected to materially impede, interfere with or delay the consummation of the Merger.

The Voting Agreement will terminate upon the earliest of (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii)  a material modification or amendment to the Merger Agreement, without the consent of Mr. DaCosta, that reduces the amount, changes the form or otherwise affects the consideration payable under the Merger Agreement, and (iv) the mutual consent of the parties.

The foregoing description of the Voting Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the form of Voting Agreement, a copy of which is filed as Exhibit 99.1 hereto and the terms of which are incorporated herein by reference.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding  Paragon 28, which involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements.  In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “are confident that,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “would” or the negative of these terms or other comparable terms.  Forward-looking statements in this release include, among other things, statements about the potential benefits of the proposed transaction; anticipated accretion and growth rates; plans, objectives, beliefs, expectations and intentions of the board of directors of Paragon 28 and Paragon 28 management; the financial condition, results of operations and business of Paragon 28; the possibility that the milestone associated with the contingent value rights are achieved in part or at all; and the anticipated timing of closing of the proposed transaction.

These forward-looking statements are based on certain assumptions and analyses made by Paragon 28 in light of Paragon 28’s experience and Paragon 28’s perception of historical trends, current conditions and expected future developments, as well as other factors Paragon 28 believes are appropriate in the circumstances.  These forward-looking statements also are based on the current expectations and beliefs of the management of Paragon 28 and are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Risks and uncertainties include, among other things, (i) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as whether the stockholders of Paragon 28 will approve the proposed transaction and the possibility that the proposed transaction does not close; (ii) risks related to the possibility that competing offers or acquisition proposals for Paragon 28 will be made; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including in circumstances which would require Paragon 28 to pay a termination fee; (iv) risks related to the ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; (v) the risk that the businesses will not be integrated successfully; (vi) risks relating to the achievement, in part or at all, of the revenue milestone necessary for the payment of any contingent value rights; (vii) disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including with customers, vendors, service providers, independent sales representatives, agents or agencies, and Paragon 28’s ability to attract, motivate or retain key executives, employees and other associates; (viii) risk related to the proposed transaction diverting Paragon 28’s management’s attention from ongoing business operations; (ix) negative effects of the announcement of the Merger or the consummation of the proposed transaction on the market price of Paragon 28’s common stock and on Paragon 28’s operating results; (x) the risk of litigation, including shareholder litigation, and/or regulatory actions, including any conditions, limitations or restrictions placed on approvals by any applicable governmental entities, related to the proposed transaction; and (xi) (A) other risks and uncertainties discussed in Paragon 28’s Annual Report on Form 10-K/A, for the fiscal year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q  (in particular, the risk factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in such Annual Reports and Quarterly Reports), and (B) other risk factors identified from time to time in other filings with the U.S. Securities and Exchange Commission (the “SEC”).  Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

The list of factors that may affect actual results and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive.  Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof.  Paragon 28 undertakes no obligation to update any of these forward-looking statements as the result of new information or to reflect events or circumstances after the date of this communication or to reflect actual outcomes, expect as required by law,  and expressly disclaims any obligation to revise or update any forward-looking statement to reflect future events or circumstances.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Paragon 28 intends to file relevant materials with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to Paragon 28’s stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF PARAGON 28 ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ALL RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (if and when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, and on Paragon 28’s website at www.paragon28.com. In addition, the proxy statement and other documents may be obtained free of charge by directing a request to Paragon 28, Inc., Robert McCormack, 14445 Grasslands Drive, Englewood, Colorado, telephone: (720) 912-1332.

Participants in the Solicitation

Paragon 28 and its directors and executive officers and other members of management and employees, under SEC rules, may be deemed participants in the solicitation of proxies from the stockholders of Paragon 28 in connection with the proposed transaction. Information regarding Paragon 28’s directors and executive officers can be found in Paragon 28’s definitive proxy statement on Schedule 14A for the 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 5, 2024 and subsequent statements of beneficial ownership on file with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov and on Paragon 28’s website at www.paragon28.com.  Additional information regarding the interest of Paragon 28’s participants in the solicitation of Paragon 28’s stockholders, which may, in some cases, be different than those of Paragon 28’s stockholders generally, will be set forth in the proxy statement related to the proposed transaction described above and other relevant materials to be filed with the SEC if and when they become available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated January 28, 2025, by and among Zimmer, Inc., Paragon 28, Inc., Gazelle Merger Sub I and Zimmer Biomet Holdings, Inc.
99.1*	Voting Agreement, dated January 28, 2025, by and among Zimmer, Inc., Gazelle Merger Sub I, Inc. and Albert DaCosta
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAGON 28, INC.

By:	/s/ Robert S. McCormack
	Name:	Robert S. McCormack
	Title:	General Counsel and Corporate Secretary

Date: January 29, 2025